UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2018

Old Line Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-50345	20-0154352
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1525 Pointer Ridge Place
Bowie, Maryland		20716
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 301-430-2500

                                        N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5-Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 28, 2018, Old Line Bancshares, Inc. (“Old Line”) held a special meeting of its stockholders at which its stockholders voted on the following matters:

(1)	To approve the merger of Bay Bancorp, Inc. with and into Old Line, with Old Line as the surviving entity, pursuant to the Agreement and Plan of Merger dated as of September 27, 2017, as the agreement may be amended from time to time, by and between Old Line and Bay Bancorp, Inc.

Votes For	8,096,998
Votes Against	11,483
Abstentions	18,131
Broker Non-Votes	-

(2)	To adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of additional proxies in the event there are not sufficient votes at the time of the meeting to approve the merger.

Votes For	7,593,033
Votes Against	513,807
Abstentions	19,772
Broker Non-Votes	-

Section 8-Other Events

Item 8.01 Other Events.

As previously disclosed, consummation of the merger (the “Merger”) between Old Line and Bay Bancorp, Inc. (“BYBK”) is subject to certain closing conditions, including the receipt of required regulatory and stockholder approvals. We previously reported that the required regulatory approvals have been received. We have also been informed by Bancorp, Inc. that at its special meeting of stockholders held on March 28, 2018, its stockholders approved the Merger. Accordingly, all required regulatory and stockholder approvals with respect to the Merger have now been received.

Also, as previously announced, on December 14, 2017, Adam Franchi, both individually and on behalf of a putative class of BYBK’s stockholders, filed a complaint in the United States District Court for the District of Maryland against BYBK and its directors as well as Old Line, seeking to enjoin the Merger, based primarily on allegations that the version of the joint proxy statement/prospectus that was filed with the Securities and Exchange Commission (the “SEC”) on November 22, 2017, omitted certain material information in violation of Section 14(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder. The plaintiff has agreed to dismiss all of his claims made in the complaint, with prejudice as to himself and without prejudice to any other member of the putative class of stockholders. On March 28, 2018, the parties to this litigation entered into a Stipulation and Proposed Order of Dismissal (the “Stipulation”) that, if approved by the Court, will resolve all issues raised in the litigation except for a claim for attorneys’ fees and expenses. Pursuant to the Stipulation, the Court would retain jurisdiction of the litigation solely for the purpose of ruling on a potential application for fees and expenses by the plaintiff’s counsel if the parties do not reach an agreement on the payment of any such fees and expenses.

Because the Stipulation is still subject to approval by the Court, there can be no assurance that the litigation will ultimately be dismissed or that the terms of any such dismissal will be the same as those currently contemplated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: March 28, 2018	By:	/s/ Elise M. Hubbard
Elise M. Hubbard, Executive Vice President and Chief Financial Officer